Exhibit 99.1

Cell Therapeutics, Inc. Reports Outcome of Annual Meeting of Shareholders

October 21, 2009 Seattle—Cell Therapeutics, Inc. (CTI) (NASDAQ and MTA: CTIC) announced today the results from its Annual Meeting of Shareholders held on Tuesday, October 20, 2009.

At the meeting, shareholders elected Mr. Richard L. Love, Dr. Mary O. Mundinger, and Dr. Jack W. Singer to serve on the Company’s Board of Directors until the 2012 Annual Meeting. Shareholders approved the proposals to increase the number of shares available for issuance under its 2007 Equity Incentive Plan, increase the number of shares available for issuance under its 2007 Employee Purchase Plan and issue shares of common stock in lieu of future milestone payments related to the Company’s drug candidate brostallicin. Shareholders ratified the selection of Stonefield Josephson, Inc. as the Company’s independent auditors for the year ending December 31, 2009.

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This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results. Specifically, the risks and uncertainties include the risk factors listed or described from time to time in the Company’s filings with the Securities and Exchange Commission including, without limitation, the Company’s most recent filings on Forms 10-K, 10-Q and 8-K. Except as may be required by law, the Company does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

T: 206.272.4343

C: 206.854.1200

Lindsey Jesch

T : 206.272.4347

F : 206.272.4434

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

www.CellTherapeutics.com

Investors Contact:

Cell Therapeutics, Inc.

Ed Bell

T: 206.272.4345

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

www.CellTherapeutics.com